UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-142383	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2008, the Compensation Committee of the Board of Directors of GT Solar International, Inc. (the “Company”) approved the Fiscal Year 2009 Executive Incentive Program (the “Executive Incentive Program”).

The Executive Incentive Program is effective for the Company’s fiscal year ending March 28, 2009 (“Fiscal Year 2009”) and is administered by the Compensation Committee.  The Compensation Committee determines the executives of the Company eligible to participate in the Executive Incentive Program.  The amount, if any, payable to each participant shall be determined by the Compensation Committee after the conclusion of Fiscal Year 2009 and following the receipt of the Company’s audited financial statements by its independent accountants.  The bonus payment for a participant will (i) be determined in reference to a target bonus level for such participant calculated as a percentage of the participant’s base salary and specified in a participation agreement between the participant and the Company, and (ii) will equal the sum of (A) a financial performance component (based upon the weighted performance factor described below) equal to the participant’s target bonus multiplied by 75% and a bonus multiplier (not exceeding 200%) and (B) a MBO component (based upon such participant’s achievement of certain performance objectives) equal to the participant’s target bonus multiplied by 25% or 50% (depending on the achievement of the participant’s performance objectives) and the bonus multiplier.  The bonus multiplier is calculated by reference to a weighted performance factor.  The weighted performance factor is based upon achievement of the Company’s operating income target (weighted 70%) and the bookings target (weighted 30%) for sales of services and products.  If the weighted performance factor is equal to or less than 75%, the bonus multiplier shall equal 0.  If the weighted performance factor is equal to 100%, the bonus multiplier shall equal 1.  If the weighted performance factor is less than 100%, the bonus multiplier will be decreased by 0.2 for each five percent (5%) by which the weighted performance factor is below 100% (using linear interpolation to determine the applicable bonus multiplier for any intermediate decrease).  If the weighted performance factor is greater than 100%, the bonus multiplier will be increased by 0.25 for each five percent (5%) by which the weighted performance factor is greater than 100% (using linear interpolation to determine the applicable bonus multiplier for any intermediate increase).  The Compensation Committee retains discretionary authority to adjust the MBO component of the bonus up or down based upon an evaluation of the participant’s performance and contribution during the year.  The individual performance objectives for such participant are determined by the Compensation Committee upon consultation with other parties at the Compensation Committee’s discretion.  The Executive Incentive Program imposes certain limits on the participant’s bonus payment and in no event shall a participant’s actual bonus payment exceed two times such participant’s target bonus.

The table below sets forth the target and maximum bonus levels under the Executive Incentive Program for the following named executive officers:

	Target Bonus for Fiscal Year 2009	Target Bonus as a % of Base Salary	Maximum Bonus for Fiscal Year 2009	Maximum Bonus as a % of Base Salary
Thomas M. Zarrella	$281,250	75%	$562,500	150%
Robert W. Woodbury, Jr.	162,500	50%	325,000	100%
Jeffrey J. Ford	64,750	35%	129,500	70%
John (Rick) Tattersfield	90,000	40%	180,000	80%

A Copy of the Executive Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the material terms of the Executive Incentive Program is qualified in its entirety by reference to such exhibit.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fiscal Year 2009 Executive Incentive Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Edwin L. Lewis
Date:	October 30, 2008	By:	Edwin L. Lewis
		Its:	Vice President, General Counsel and
Secretary